Exhibit 99.1

SINCLAIR BROADCAST GROUP TO ACQUIRE 21 REGIONAL SPORTS
NETWORKS FROM DISNEY AT A VALUATION OF $10.6 BILLION

Byron Allen to Become Equity and Content Partner in RSN Holding Company

BALTIMORE, MD and BURBANK, CA (May 3, 2019) -- Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) (“Sinclair” or the “Company”) and The Walt Disney Company (NYSE: DIS) (“Disney”) today announced that they have entered into a definitive agreement under which Sinclair will acquire the equity interests in 21 Regional Sports Networks (the “RSNs”) and Fox College Sports, which were acquired by Disney in its acquisition of Twenty-First Century Fox, Inc. (“21st Century Fox”). The transaction ascribes a total enterprise value to the RSNs equal to $10.6 billion, reflecting a purchase price of $9.6 billion, after adjusting for minority equity interests.  Completion of the transaction is subject to customary closing conditions, including the approval of the U.S. Department of Justice.

The RSN portfolio, which excludes the YES Network, is the largest collection of RSNs in the marketplace today, with an extensive footprint that includes exclusive local rights to 42 professional teams consisting of 14 Major League Baseball (MLB) teams, 16 National Basketball Association (NBA) teams, and 12 National Hockey League (NHL) teams. In calendar year 2018, the RSN portfolio delivered a combined $3.8 billion in revenue across 74 million subscribers.

The RSNs will be acquired via a newly formed indirect wholly-owned subsidiary of Sinclair, Diamond Sports Group LLC (“Diamond”).  Byron Allen has agreed to become an equity and content partner in a newly formed indirect wholly-owned subsidiary of Sinclair and an indirect parent of Diamond (“RSN Holding Company”).  Mr. Allen, who bought The Weather Channel in 2018, is the Founder, Chairman, and Chief Executive Officer of Entertainment Studios, a global media, content and technology company.

Sinclair’s existing sports business consists of Marquee Sports Network (a recently announced joint venture with the iconic Chicago Cubs), Tennis Channel and Tennis Media Company (dedicated to live tennis events and tennis lifestyle), Stadium (a joint venture focused on college sports and professional highlights), Ring of Honor Wrestling (professional wrestling), and robust high school sports programming (with Friday Night Rivals and Thursday Night Lights).

“This is a very exciting transaction for Sinclair to be able to acquire highly complementary assets,” commented Chris Ripley, President and CEO of Sinclair. “While consumer viewing habits have shifted, the tradition of watching live sports and news remains ingrained in our culture. As one of the largest local news producers in the country and an experienced producer of sports content, we are ideally positioned to transfer our skills to deliver and expand our focus on greater premium sports programming.”

Mr. Ripley continued, “The transaction is expected to be highly accretive to free cash flow and brings consolidated net leverage to 4.7x and 5.1x through the preferred financing. This acquisition is an extraordinary opportunity to diversify Sinclair’s content sources and revenue streams with high-quality assets that are driving live viewing. We also see this as an opportunity to realize cross-promotional collaboration, and synergistic benefits related to programming and production.”

“We are pleased to have reached this agreement with Sinclair for the sale of these 21 RSNs, subject to the conditions of the consent decree with the U.S. Department of Justice,” said Christine McCarthy, Senior Executive Vice President and Chief Financial Officer, The Walt Disney Company.

Last year, Disney and 21st Century Fox entered into a consent decree with the U.S. Department of Justice that allowed Disney’s acquisition of 21st Century Fox to proceed while requiring the subsequent sale of the RSNs. Sinclair’s purchase does not include 21st Century Fox’s equity interest in the YES Network, the disposition of which is also required as part of the consent decree. Disney completed its $71 billion acquisition of 21st Century Fox in March.

The RSNs to be acquired by Sinclair are: Fox Sports Arizona, Fox Sports Detroit, Fox Sports Florida, Fox Sports Sun, Fox Sports North, Fox Sports Wisconsin, Fox Sports Ohio, SportsTime Ohio, Fox Sports South, Fox Sports Carolina, Fox Sports Tennessee, Fox Sports Southeast, Fox Sports Southwest, Fox Sports Oklahoma, Fox Sports New Orleans, Fox Sports Midwest, Fox Sports Kansas City, Fox Sports Indiana, Fox Sports San Diego, Fox Sports West, and Prime Ticket. Also included in the acquisition is Fox College Sports.

Sinclair expects to capitalize Diamond with $1.4 billion in cash equity, comprised of a combination of approximately $0.7 billion of cash on hand and a contribution of $0.7 billion in the form of new fully committed debt at Sinclair Television Group, Inc. In addition, the purchase price will be funded with $1.0 billion of fully committed privately-placed preferred equity of a newly-formed indirect wholly-owned subsidiary of Sinclair and direct parent of RSN Holding Company. The remainder of the purchase price is being funded by $8.2 billion of fully committed secured and unsecured debt incurred by Diamond. The transaction will be treated as an asset sale for tax purposes, with Sinclair receiving a full step-up in basis.

The transaction has been unanimously approved by the Board of Directors of both Sinclair and Disney.

Advisors:
Guggenheim Securities, LLC, Deutsche Bank Securities Inc., RBC Capital Markets, Pursuit Advisors, and Moelis & Company are acting as Sinclair’s financial advisors.  Fried, Frank, Harris, Shriver & Jacobson LLP, Pillsbury Winthrop Shaw Pittman LLP, Latham & Watkins LLP and Thomas & Libowitz P.A. are acting as legal advisors to Sinclair in connection with this transaction.

Allen & Company LLC and J.P. Morgan are acting as Disney’s financial advisors. Cravath, Swaine & Moore LLP and Covington & Burling LLP are acting as legal advisors to Disney in connection with this transaction.

Financing:
JPMorgan Chase Bank, N.A., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Royal Bank of Canada, and Bank of America N.A. and Merrill Lynch, Pierce, Fenner & Smith Inc. are providing committed debt financing. Committed preferred equity financing will be provided by JPMorgan Chase Funding, Inc.

Investor Call:
The senior management of Sinclair intends to hold a conference call to discuss the RSN acquisition on May 6, 2019 at 9:00 a.m. ET.  The call will be webcast live and a slide presentation will be available during the call and can be accessed at www.sbgi.net under “Investors/Webcasts.”  After the call, an audio replay will remain available at www.sbgi.net.  The press and the public will be welcome on the call in a listen-only mode.  The dial-in number is (844) 602-0380.

About Sinclair Broadcast Group, Inc.:
Sinclair is one of the largest and most diversified television broadcasting companies in the country. The Company owns, operates and/or provides services to 191 television stations in 89 markets. Sinclair is a leading local news provider in the country and is dedicated to impactful journalism with a local focus. The Company has multiple national networks, live local sports production, as well as stations affiliated with all the major networks. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

About The Walt Disney Company
The Walt Disney Company, together with its subsidiaries, is a diversified worldwide entertainment company with operations in four business segments: Media Networks; Studio Entertainment; Parks, Experiences and Products; and Direct-to-Consumer and International. Disney is a Dow 30 company and had annual revenues of $59.4 billion in its Fiscal Year 2018.

About Entertainment Studios/Allen Media
Chairman and CEO Byron Allen founded Entertainment Studios, one of the largest independent media companies, in 1993. The Entertainment Studios portfolio includes nine television networks serving nearly 150 million subscribers: THE WEATHER CHANNEL, THE WEATHER CHANNEL EN ESPAÑOL, PETS.TV, COMEDY.TV, RECIPE.TV, CARS.TV, ES.TV, MYDESTINATION.TV, and JUSTICE CENTRAL.TV, as well as the LOCAL NOW streaming service. The company also owns Entertainment Studios Motion Pictures -- one of the world's leading independent movie finance and theatrical distribution companies.

Forward-Looking Statements:
Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Disney’s and Sinclair’s objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Disney and Sinclair intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Disney and Sinclair’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and Disney and Sinclair undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: general economic, market, or business conditions; risks associated with the ability to consummate the RSN acquisition and the timing of the closing thereof; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; pricing fluctuations in local and national advertising; future regulatory actions and conditions in the television stations’ operating areas; competition from others in the broadcast television markets; volatility in programming costs; the ability to successfully integrate the RSN operations and employees; the ability to realize anticipated benefits of the RSN acquisition; the potential impact of announcement of the RSN acquisition or consummation of the transaction on relationships, including with employees, customers and competitors; and other circumstances beyond Disney’s and Sinclair’s control. Refer to the section entitled “Risk Factors” in Disney’s, 21st Century Fox’s and Sinclair’s annual and quarterly reports filed with the SEC for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

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Sinclair Investor Contact:
Lucy Rutishauser, SVP & CFO
(410) 568-1500

Sinclair Media Contact:
Robert Ford
rford@5wpr.com

Disney Investor Contact:
Lowell Singer
lowell.singer@disney.com
(818) 560-6601

Disney Media Contacts:
Zenia Mucha
zenia.mucha@disney.com
(818) 560-5300

David Jefferson
david.j.jefferson@disney.com
(818) 560-4832